Exhibit 99.1

MOMENTA PHARMACEUTICALS, INC.	675 WEST KENDALL STREET	T: 617.491.9700 F: 617.621.0431
	CAMBRIDGE, MA 02142	WWW.MOMENTAPHARMA.COM

Momenta Pharmaceuticals to Raise $24.1 Million through Registered Direct Offering

CAMBRIDGE, MA — December 12, 2008 — Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA), a biotechnology company specializing in the characterization and engineering of complex drugs, today announced that it has received commitments from selected investors to purchase 2.8 million shares of its common stock at a purchase price of $9.00 per share, for gross proceeds of approximately $25.2 million.  Momenta estimates that net proceeds from the offering will be approximately $24.1 million, after deducting placement agent fees and estimated offering expenses.  Momenta currently intends to use the net proceeds from this offering for general corporate and working capital purposes, including research and development expenses, manufacturing expenses, clinical trial costs, general and administrative expenses, and potential acquisitions of, or investments in, companies, products and technologies that complement its business.

The closing of the offering is expected to take place on December 16, 2008, subject to customary closing conditions.  Leerink Swann LLC served as the sole placement agent for the offering.  Copies of the final prospectus relating to this offering may be obtained at the Securities and Exchange Commission web site at http://www.sec.gov, or from Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, MA 02142, Attention: General Counsel.

The shares of common stock described above are being offered by Momenta pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Momenta

Momenta Pharmaceuticals is a biotechnology company specializing in the detailed characterization and engineering of complex drugs. Momenta is applying its technology to create technology-enabled generic versions of complex drug products, develop improved versions of existing drugs, and discover novel drugs and new biological processes. Momenta was founded in 2001 based on technology initially developed at the Massachusetts Institute of Technology and is headquartered in Cambridge, MA.

To receive additional information about Momenta, please visit the website at www.momentapharma.com, which does not form a part of this press release.

Our logo, trade names and service marks are the property of Momenta Pharmaceuticals, Inc. Other trademarks or service marks appearing in this press release are the property of their respective owners and are not the property of Momenta Pharmaceuticals, Inc. or its subsidiaries.

Safe Harbor Statement

Certain statements in this news release concerning Momenta Pharmaceuticals’ business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Any or all of the forward-looking statements in this press release may turn out to be wrong.  They can be affected by inaccurate assumptions Momenta Pharmaceuticals might make or by known or unknown risks and uncertainties, including, but not limited to, uncertainties as to whether the planned offering will be completed.  Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Momenta Pharmaceuticals’ reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as well as other documents that may be filed by Momenta Pharmaceuticals from time to time with the Securities and Exchange Commission.  Momenta Pharmaceuticals undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.

Contact:

Beverly Holley

Momenta Pharmaceuticals, Inc.

617-395-5189